NEWS RELEASE
T. ROWE PRICE GROUP REPORTS THIRD QUARTER 2026 RESULTS
BALTIMORE (October 29, 2026) - T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its results for the third quarter of 2026.
▪Assets under management (AUM) of $1.9 trillion
▪Net client outflows of $28.3 billion
▪Diluted earnings per common share (EPS) of $2.79
▪Adjusted diluted EPS of $2.86

Rob Sharps, chair and CEO, commented, “We continue to expand our ETF, SMA, and model portfolio businesses, extending our active investment expertise to more clients through a broader range of portfolio solutions. With innovative product launches, improving investment performance, and continued progress on our strategic partnerships, we are well positioned to continue delivering long-term value for clients and stockholders."

Financial Highlights

	Three months ended
(in millions, except per-share data)	9/30/2026	9/30/2025	Change(1)	6/30/2026	Change(1)

U.S. GAAP basis
Investment advisory fees	$1,796.4	$1,698.7	5.8%	$1,744.8	3.0%
Capital allocation-based income(2)	$59.9	$42.0	n/m	$11.9	n/m
Net revenues	$2,004.9	$1,893.5	5.9%	$1,907.4	5.1%
Operating expenses	$1,235.1	$1,250.3	(1.2)%	$1,366.9	(9.6)%
Net operating income	$769.8	$643.2	19.7%	$540.5	42.4%
Non-operating income (loss)	$17.6	$238.4	n/m	$369.1	n/m
Net income - T. Rowe Price Group, Inc.	$612.3	$646.1	(5.2)%	$632.0	(3.1)%
Diluted earnings per common share	$2.79	$2.87	(2.8)%	$2.88	(3.1)%

Adjusted basis(3)
Operating expenses	$1,200.1	$1,134.4	5.8%	$1,203.2	(0.3)%
Operating expenses, excluding accrued carried interest related compensation	$1,175.5	$1,111.8	5.7%	$1,194.9	(1.6)%
Net operating income	$809.2	$774.1	4.5%	$709.1	14.1%
Non-operating income (loss)	$18.0	$50.2	(64.1)%	$38.5	(53.2)%
Net income - T. Rowe Price Group, Inc.	$629.5	$631.7	(0.3)%	$565.0	11.4%
Diluted earnings per common share	$2.86	$2.81	1.8%	$2.57	11.3%

Assets under management (in billions)(4)
Average AUM	$1,887.2	$1,723.0	9.5%	$1,837.7	2.7%
Ending AUM	$1,862.7	$1,767.2	5.4%	$1,893.4	(1.6)%

Investment advisory annualized effective fee rate (EFR) (in bps)
EFR without performance-based fees	37.8	39.1	(1.3)	38.1	(0.3)
EFR with performance-based fees	37.9	39.3	(1.4)	38.2	(0.3)
(1) n/m - the percentage change is not meaningful. (2) Capital allocation-based income represents the change in accrued carried interest along with acquisition-related, non-cash amortization and impairments. (3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release. (4) Beginning July 1, 2025, managed account - model delivery assets are included in assets under management.

Assets Under Management(1)
During Q3 2026, assets under management (AUM) decreased $30.7 billion to $1.9 trillion. The components of the change in AUM, by asset class, are shown in the table below.

	Three months ended 9/30/2026
(in billions)	Equity	Fixed income, including money market	Multi-asset(2)	Alternatives(3)	Total
Assets under management at beginning of period	$919.4	$222.3	$690.0	$61.7	$1,893.4

Net cash flows prior to manager-driven distributions	(25.6)	3.4	(7.6)	2.7	(27.1)
Manager-driven distributions	—	—	—	(1.2)	(1.2)
Net cash flows	(25.6)	3.4	(7.6)	1.5	(28.3)
Net market appreciation (depreciation) and income(4)	2.5	(3.9)	(1.8)	0.8	(2.4)
Change during the period	(23.1)	(0.5)	(9.4)	2.3	(30.7)
Assets under management at September 30, 2026	$896.3	$221.8	$680.6	$64.0	$1,862.7
(1) Firmwide AUM includes assets in which T. Rowe Price Group, Inc. and its affiliates have full discretionary authority along with managed account - model delivery assets.
(2)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(3) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, private equity or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments that do not earn fees were $19.0 billion at September 30, 2026 and $21.0 billion at June 30, 2026, and are not reflected in the AUM above.
(4) Includes net distributions not reinvested of $0.7 billion.

Investors domiciled outside the United States account for 9.3% of the firm's AUM at September 30, 2026, 9.1% at June 30, 2026 and 8.8% at December 31, 2025.

The firm provides participant accounting and plan administration for retirement plans that primarily invest in the firm's U.S. mutual funds, collective investment trusts and products managed outside of the firm's complex. At September 30, 2026, the firm's assets under administration were $346 billion, of which $186 billion were assets the firm manages.

The firm's multi-asset investment division provides advisory solutions, including investment insights, strategic asset allocation design, tactical asset allocation recommendations, and portfolio rebalancing services. The assets in these portfolios, predominantly in the United States, were $31.4 billion at September 30, 2026, compared to $31.1 billion at June 30, 2026.

Financial Results Highlights
Net Revenues

	Three months ended
(in millions)	9/30/2026	9/30/2025	Change	6/30/2026	Change
Investment advisory fees
Equity	$1,047.4	$1,011.8	3.5%	$1,011.9	3.5%
Fixed income, including money market	118.7	110.1	7.8%	113.5	4.6%
Multi-asset	537.6	492.1	9.2%	529.5	1.5%
Alternatives	92.7	84.7	9.4%	89.9	3.1%
Total investment advisory fees	1,796.4	1,698.7	5.8%	1,744.8	3.0%
Performance-based advisory fees	7.3	6.4	14.1%	6.5	12.3%
Capital allocation-based income(1)	59.9	42.0	n/m	11.9	n/m
Administrative, distribution, servicing, and other fees	141.3	146.4	(3.5)%	144.2	(2.0)%
Net revenues	$2,004.9	$1,893.5	5.9%	$1,907.4	5.1%

Average AUM (in billions):
Equity	$908.2	$865.8	4.9%	$886.6	2.4%
Fixed income, including money market	223.1	203.8	9.5%	219.0	1.9%
Multi-asset	692.8	597.7	15.9%	671.2	3.2%
Alternatives	63.1	55.7	13.3%	60.9	3.6%
Average AUM	$1,887.2	$1,723.0	9.5%	$1,837.7	2.7%

Investment advisory annualized effective fee rate (bps)	37.8	39.1	(1.3)	38.1	(0.3)

Investment advisory annualized effective fee rate, including performance-based fees (bps)	37.9	39.3	(1.4)	38.2	(0.3)

(1) Capital allocation-based income represents the change in accrued carried interest along with acquisition-related, non-cash amortization and impairments. The percentage change is not meaningful (n/m).

Net revenues in Q3 2026 were $2.0 billion, an increase of 5.9% from Q3 2025 and 5.1% from Q2 2026. Performance-based fees earned in all periods were primarily in alternatives strategies.

▪The investment advisory annualized effective fee rate, excluding performance-based fees, of 37.8 basis points in Q3 2026 decreased from 39.1 basis points in Q3 2025 and 38.1 basis points in Q2 2026. In comparison to prior periods, client flows and transfers drove a mix shift in assets under management toward lower fee products and asset classes, partially offset by equity market appreciation.

▪Capital allocation-based income impacted net revenues as follows:

	Three months ended
(in millions)	9/30/2026	9/30/2025	Change	6/30/2026	Change
Change in accrued carried interest	$63.1	$56.2	$6.9	$15.2	$47.9
Acquisition-related amortization and impairments	(3.2)	(14.2)	11.0	(3.3)	0.1
Capital allocation-based income	$59.9	$42.0	$17.9	$11.9	$48.0

The change in accrued carried interest from Q3 2025 was primarily driven by carried interest related to the firm's recently launched late-stage venture fund, while the change in accrued carried interest from Q2 2026 was primarily driven by relative performance in credit strategies. The decrease in acquisition-related amortization and impairments from Q3 2025 primarily reflects impairments recognized in Q3 2025 that did not recur in Q3 2026. A portion of capital allocation-based income is passed through as compensation, with unpaid amounts reported as non-controlling interest on the consolidated balance sheet. For detail on the quarterly changes in accrued carried interest, which was reported as part of investments on the consolidated balance sheet, and related non-controlling interest, refer to the tables at the end of this release.

▪Administrative, distribution, servicing, and other fees in Q3 2026 were $141.3 million, a decrease of $5.1 million from Q3 2025 and $2.9 million from Q2 2026. The decrease from Q3 2025 was primarily driven by lower recordkeeping fees and transfer agent services. The decrease from Q2 2026 was primarily driven by the timing of cost reimbursements from the firm's U.S. mutual funds.

Operating Expenses

	Three months ended
(in millions)	9/30/2026	9/30/2025	Change(1)	6/30/2026	Change(1)
Compensation, benefits, and related costs	$664.7	$632.5	5.1%	$675.9	(1.7)%
Acquisition-related retention arrangements	14.2	14.2	—%	14.2	—%
Capital allocation-based income compensation(2)	23.1	16.8	n/m	6.8	n/m
Market-related change in deferred compensation liabilities	1.5	50.8	n/m	126.5	n/m
Total compensation and related costs	703.5	714.3	(1.5)%	823.4	(14.6)%
Distribution and servicing costs	111.0	95.8	15.9%	106.1	4.6%
Advertising and promotion costs	21.7	21.3	1.9%	20.3	6.9%
Product and recordkeeping related costs	79.3	78.7	0.8%	83.1	(4.6)%
Technology, occupancy, and facility costs(3)	205.1	197.3	4.0%	205.9	(0.4)%
General, administrative, and other costs(3)	95.5	87.6	9.0%	104.9	(9.0)%
Acquisition-related amortization, impairments, and other costs	15.0	26.8	(44.0)%	16.5	(9.1)%
Restructuring charge	4.0	28.5	n/m	6.7	n/m
Total operating expenses	$1,235.1	$1,250.3	(1.2)%	$1,366.9	(9.6)%

Total adjusted operating expenses(4)	$1,200.1	$1,134.4	5.8%	$1,203.2	(0.3)%

(1) n/m - the percentage change is not meaningful.
(2) Capital allocation-based income compensation represents the change in accrued carried interest compensation along with acquisition-related, non-cash amortization and impairments.
(3) In Q1 2026, the firm began reporting technology-related professional fees and servicing costs from general, administrative, and other costs to technology, occupancy, and facility costs to better align with the nature of the expenses following the outsourcing and expansion of the firm's technology capabilities through trusted vendor partnerships. Prior periods were recast to reflect this change. Amount reclassified was $14.2M for Q3 2025.
(4) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Operating expenses were $1,235.1 million, a decrease of 1.2% from Q3 2025 and 9.6% from Q2 2026. Adjusted operating expenses in Q3 2026 were $1,200.1 million, an increase of 5.8% from Q3 2025 and a decrease of 0.3% from Q2 2026.

▪Compensation, benefits, and related costs in Q3 2026 of $664.7 million increased $32.2 million from Q3 2025 and decreased $11.2 million from Q2 2026. The increase from Q3 2025 was primarily driven by a higher interim bonus accrual and long-term incentive compensation partially offset by lower salaries and temporary personnel costs. The decrease from Q2 2026 was primarily driven by a lower interim bonus accrual and lower employee benefits. The firm employed 7,640 associates at September 30, 2026, a decrease of 2.4% from 7,830 associates at September 30, 2025, and an increase of 1.3% from 7,544 associates at June 30, 2026.

▪Distribution and servicing costs in Q3 2026 of $111.0 million increased $15.2 million from Q3 2025 and $4.9 million from Q2 2026. The increases from prior periods were primarily driven by higher average assets under management distributed through third-party intermediaries.

▪Technology, occupancy, and facility costs in Q3 2026 of $205.1 million increased $7.8 million from Q3 2025 and decreased $0.8 million from Q2 2026. The Q3 2025 and Q2 2026 periods reflect higher technology costs associated with the firm's decision in prior periods to outsource certain technology capabilities, which were partially offset by a reduction in compensation expenses, along with higher costs for cloud-based infrastructure and hosted solutions. The third quarter of 2026 was also impacted by the reversal of about $10 million in accrued technology-related expenses related to work that is expected to be completed in future periods.

▪General, administrative, and other costs in Q3 2026 of $95.5 million increased $7.9 million from Q3 2025 and decreased $9.4 million from Q2 2026. The changes from prior periods were primarily attributable to period-specific items, including a benefit recognized in Q3 2025 and costs recognized in Q2 2026, neither of which recurred in Q3 2026.

▪Restructuring charge in Q3 2026 of $4.0 million relates to actions taken under the previously announced broad and ongoing expense management program, which allows the firm to reduce expense growth and realign resources to support investment in existing and future capabilities.

Non-Operating Income (Loss)

(in millions)	Three months ended
	9/30/2026	9/30/2025	6/30/2026
Net gains (losses) from non-consolidated investment products
Cash and discretionary investments
Dividend income	$40.5	$38.1	$37.7
Market-related gains (losses) and equity in earnings (losses)	(22.0)	12.1	0.7
Total net gains (losses) from cash and discretionary investments	18.5	50.2	38.4
Seed capital investments
Dividend income	1.5	0.5	0.6
Market-related gains (losses) and equity in earnings (losses)	(5.6)	17.1	66.1
Net gains (losses) recognized upon deconsolidation	4.3	—	—
Investments used to hedge the deferred compensation liabilities	(4.4)	53.0	133.7
Total net gains (losses) from non-consolidated investment products	14.3	120.8	238.8
Other investment income (loss)	18.0	40.4	(1.4)
Net gains (losses) on investments	32.3	161.2	237.4
Net gains (losses) on consolidated investment products	(18.0)	72.6	132.6
Other gains (losses), including foreign currency gains (losses)	3.3	4.6	(0.9)
Non-operating income (loss)	$17.6	$238.4	$369.1

Adjusted non-operating income (loss)(1)	$18.0	$50.2	$38.5

(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

On an adjusted basis, non-operating income (loss) consists of investment gains and losses generated from the firm's cash and discretionary investment portfolio. Lower investment gains during Q3 2026 compared to prior periods were primarily driven by losses on fixed income holdings resulting from rising interest rates, which more than offset higher dividends on cash equivalents and other fixed income holdings.

Income Taxes

The following reconciles the statutory federal income tax rate to the firm's effective income tax rate for the nine months ended September 30, 2026 and 2025:

	Nine months ended
	9/30/2026	9/30/2025
Statutory U.S. federal income tax rate	21.0%	21.0%
State income taxes, net of federal income tax benefits	2.6	2.5
Net (income) losses attributable to redeemable non-controlling interests(1)	(0.3)	(1.0)
Net excess tax losses (benefits) from stock-based compensation plans activity	(0.1)	(0.2)
Valuation allowances	—	(0.2)
Other items	0.5	0.7
Effective income tax rate	23.7%	22.8%

Adjusted effective income tax rate	24.0%	23.8%

(1) Net income attributable to redeemable non-controlling interests represents the portion of earnings held in the firm's consolidated investment products, which are not taxable to the firm despite being included in pre-tax income.

The year-to-date 2026 U.S. GAAP effective income tax rate increased compared to 2025 primarily driven by net income attributable to redeemable non-controlling interests. The adjusted effective income tax rate increase was primarily driven by higher valuation allowances in 2026 compared to 2025.

The firm estimates that its effective income tax rate for the full year 2026, on a U.S. GAAP and adjusted basis, will be in the range of 23.5% to 25.5%.

Other Matters

The financial results presented in this release are unaudited. The firm expects that it will file its Form 10-Q Quarterly Report for the third quarter of 2026 with the U.S. Securities and Exchange Commission later today. The Form 10-Q will include additional information on the firm's unaudited financial results at September 30, 2026.

Certain statements in this earnings release may represent “forward-looking information,” including information relating to anticipated changes in revenues, operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, amount or composition of assets under management, flows into products, regulatory developments, changes in effective fee rate, demand for and pricing of products, new products and services, effective income tax rates, net income and earnings per common share, future transactions, strategic initiatives, general economic conditions, dividends, stock repurchases, and other market factors. For a discussion concerning risks and other factors that could affect future results, see the firm's 2025 Annual Report on Form 10-K and subsequent Form 10-Q Quarterly Reports.

T. Rowe Price (NASDAQ-GS: TROW) is a leading global asset management firm, entrusted with managing $1.86 trillion in client assets at September 30, 2026, about two-thirds of which are retirement-related. Renowned for over 85 years of investment excellence, retirement leadership, and independent proprietary research, the firm leverages its longstanding expertise to ask better questions that can drive better investment decisions. Built on a culture of integrity and prioritizing client interests, T. Rowe Price empowers millions of investors worldwide to thrive amidst evolving markets. Visit troweprice.com/newsroom for news and public policy commentary.

Webcast Information

T. Rowe Price management will provide an update on the business, review financial results, and take questions on a webcast to be held on Thursday, October 29, 2026, from 8:00 - 8:45 AM (Eastern Time).

To access the webcast or to obtain dial in instructions to ask a question, please visit: investors.troweprice.com. Supplemental materials will be available on the firm's investor relations website. A replay of the webcast will be available on the firm's investor relations website shortly after the event.

T. ROWE PRICE CONTACTS:

Public Relations
Arminta Plater
410-577-2813
arminta.plater@troweprice.com

Investor Relations
Linsley Carruth
410-345-3717
linsley.carruth@troweprice.com

Unaudited Consolidated Statements of Income	Three months ended			Nine months ended
(in millions, except per-share amounts)	9/30/2026	9/30/2025	6/30/2026	9/30/2026	9/30/2025
Revenues
Investment advisory fees	$1,796.4	$1,698.7	$1,744.8	$5,224.2	$4,864.7
Performance-based advisory fees	7.3	6.4	6.5	21.3	23.2
Capital allocation-based income	59.9	42.0	11.9	99.9	40.4
Administrative, distribution, servicing, and other fees	141.3	146.4	144.2	423.9	452.4
Net revenues	2,004.9	1,893.5	1,907.4	5,769.3	5,380.7

Operating expenses
Compensation, benefits, and related costs	664.7	632.5	675.9	1,995.7	1,939.2
Acquisition-related retention arrangements	14.2	14.2	14.2	42.6	42.5
Capital allocation-based income compensation	23.1	16.8	6.8	41.3	14.9
Market-related change in deferred compensation liabilities	1.5	50.8	126.5	107.0	109.9
Total compensation and related costs	703.5	714.3	823.4	2,186.6	2,106.5
Distribution and servicing costs	111.0	95.8	106.1	316.4	281.9
Advertising and promotion costs	21.7	21.3	20.3	60.4	77.3
Product and recordkeeping related costs	79.3	78.7	83.1	236.7	237.3
Technology, occupancy, and facility costs(2)	205.1	197.3	205.9	615.4	573.5
General, administrative, and other costs(2)	95.5	87.6	104.9	292.8	271.2
Acquisition-related amortization, impairments, and other costs	15.0	26.8	16.5	49.5	86.7
Restructuring charge	4.0	28.5	6.7	20.7	28.5
Total operating expenses	1,235.1	1,250.3	1,366.9	3,778.5	3,662.9

Net operating income	769.8	643.2	540.5	1,990.8	1,717.8

Non-operating income
Net gains on investments	32.3	161.2	237.4	263.6	359.0
Net gains (losses) on consolidated investment products	(18.0)	72.6	132.6	73.2	183.1
Other gains (losses), including foreign currency gains (losses)	3.3	4.6	(0.9)	1.6	2.5
Total non-operating income	17.6	238.4	369.1	338.4	544.6

Income before income taxes	787.4	881.6	909.6	2,329.2	2,262.4
Provision for income taxes	190.3	195.1	214.2	552.6	514.7
Net income	597.1	686.5	695.4	1,776.6	1,747.7
Less: net income (loss) attributable to redeemable non-controlling interests	(15.2)	40.4	63.4	34.1	105.9
Net income attributable to T. Rowe Price Group, Inc.	612.3	646.1	632.0	1,742.5	1,641.8
Less: net income allocated to outstanding restricted stock and stock unit holders	17.2	14.7	16.0	45.7	39.5
Net income allocated to T. Rowe Price Group, Inc. common stockholders	$595.1	$631.4	$616.0	$1,696.8	$1,602.3

Earnings per share on common stock of T. Rowe Price Group, Inc.
Basic	$2.79	$2.88	$2.88	$7.90	$7.26
Diluted	$2.79	$2.87	$2.88	$7.89	$7.25

Weighted-average common shares
Outstanding	213.3	219.4	214.0	214.9	220.6
Outstanding assuming dilution	213.6	219.7	214.2	215.1	220.9

Summary of adjusted basis(1)	Three months ended			Nine months ended
(in millions, except per-share data)	9/30/2026	9/30/2025	6/30/2026	9/30/2026	9/30/2025

Operating expenses	$1,200.1	$1,134.4	$1,203.2	$3,558.5	$3,416.7
Operating expenses, excluding accrued carried interest related compensation	$1,175.5	$1,111.8	$1,194.9	$3,512.7	$3,376.9
Net operating income	$809.2	$774.1	$709.1	$2,224.4	$2,029.1
Non-operating income (loss)	$18.0	$50.2	$38.5	$87.4	$132.8
Net income attributable to T. Rowe Price Group, Inc.	$629.5	$631.7	$565.0	$1,756.5	$1,647.8
Diluted earnings per common share	$2.86	$2.81	$2.57	$7.95	$7.28
(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release. (2) In Q1 2026, the firm began reporting technology-related professional fees and servicing costs from general, administrative, and other costs to technology, occupancy, and facility costs to better align with the nature of the expenses following the outsourcing and expansion of technology capabilities through trusted vendor partnerships. Prior periods were recast to reflect this change. Amounts reclassified for the three- and nine-month periods ended September 30, 2025 were $14.2M and $43.3M, respectively.

Assets Under Management(1)	Nine months ended 9/30/2026
(in billions)	Equity	Fixed income, including money market	Multi-asset(2)	Alternatives(3)	Total
Assets under management at beginning of period	$878.5	$211.6	$627.0	$58.5	$1,775.6

Net cash flows prior to manager-driven distributions	(61.7)	11.5	(3.1)	7.4	(45.9)
Manager-driven distributions	—	—	—	(2.6)	(2.6)
Net cash flows	(61.7)	11.5	(3.1)	4.8	(48.5)
Net market appreciation (depreciation) and income(4)	79.5	(1.3)	56.7	0.7	135.6
Change during the period	17.8	10.2	53.6	5.5	87.1
Assets under management at September 30, 2026	$896.3	$221.8	$680.6	$64.0	$1,862.7
(1) Firmwide AUM includes assets in which T. Rowe Price Group, Inc. and its affiliates have full discretionary authority along with managed account - model delivery assets.
(2)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(3) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, private equity or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments that do not earn fees were $19.0 billion at September 30, 2026 and $21.6 billion at December 31, 2025, and are not reflected in the AUM above.
(4) Includes net distributions not reinvested of $1.9 billion.

Net Revenues	Nine months ended
(in millions)	9/30/2026	9/30/2025	% Change
Investment advisory fees
Equity	$3,034.0	$2,894.6	4.8%
Fixed income, including money market	344.0	319.2	7.8%
Multi-asset	1,576.2	1,402.7	12.4%
Alternatives	270.0	248.2	8.8%
Total investment advisory fees	$5,224.2	$4,864.7	7.4%

Average AUM (in billions):
Equity	$885.5	$825.7	7.2%
Fixed income, including money market	218.6	197.8	10.5%
Multi-asset	668.8	566.8	18.0%
Alternatives	61.1	54.1	12.9%
Total average AUM	$1,834.0	$1,644.4	11.5%

Non-Operating Income (Loss)	Nine months ended
(in millions)	9/30/2026	9/30/2025
Net gains (losses) from non-consolidated investment products
Cash and discretionary investments
Dividend income	$112.4	$102.3
Market-related gains (losses) and equity in earnings (losses)	(24.6)	29.6
Total net gains (losses) from cash and discretionary investments	87.8	131.9
Seed capital investments
Dividend income	3.1	0.9
Market-related gains (losses) and equity in earnings (losses)	49.3	42.6
Net gains (losses) recognized upon deconsolidation	4.5	3.1
Investments used to hedge the deferred compensation liabilities	96.7	112.8
Total net gains (losses) from non-consolidated investment products	241.4	291.3
Other investment income (loss)	22.2	67.7
Net gains (losses) on investments	263.6	359.0
Net gains (losses) on consolidated investment products	73.2	183.1
Other gains (losses), including foreign currency gains (losses)	1.6	2.5
Non-operating income (loss)	$338.4	$544.6

Adjusted non-operating income (loss)(1)	$87.4	$132.8

(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

The following table summarizes the cash flows for the nine months ended September 30, 2026 that are attributable to T. Rowe Price, consolidated investment products, and the related eliminations required.

	Nine months ended
	9/30/2026
(in millions)	Cash flow attributable to T. Rowe Price Group, Inc.	Cash flow attributable to consolidated investment products	Elims	As reported
Cash flows from operating activities
Net income (loss)	$1,742.5	$64.6	$(30.5)	$1,776.6
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, amortization and impairments of property, equipment and software	213.6	—	—	213.6
Amortization and impairments of acquisition-related assets and retention arrangements	97.3	—	—	97.3
Stock-based compensation expense	135.5	—	—	135.5
Net (gains) losses recognized on investments	(269.6)	—	30.5	(239.1)
Total non-cash adjustments	176.8	—	30.5	207.3
Net redemptions from investment products used to economically hedge deferred compensation liabilities	60.8	—	15.4	76.2
Net change in trading securities held by consolidated investment products	—	(982.4)	—	(982.4)
Other changes	772.6	43.5	(8.9)	807.2
Net cash provided by (used in) operating activities	2,752.7	(874.3)	6.5	1,884.9
Net cash provided by (used in) investing activities	(985.0)	(1.4)	271.5	(714.9)
Net cash provided by (used in) financing activities	(1,371.6)	948.8	(278.0)	(700.8)
Effect of exchange rate changes on cash and cash equivalents of consolidated investment products	—	(2.9)	—	(2.9)
Net change in cash and cash equivalents during period	396.1	70.2	—	466.3
Cash and cash equivalents at beginning of year	3,378.2	39.1	—	3,417.3
Cash and cash equivalents at end of period	$3,774.3	$109.3	$—	$3,883.6

Unaudited Condensed Consolidated Balance Sheet Information	At
(in millions)	9/30/2026	12/31/2025
Cash and cash equivalents	$3,774.3	$3,378.2
Accounts receivable and accrued revenue	952.2	931.2
Investments	4,185.2	3,325.2
Assets of consolidated investment products	2,624.0	1,951.0
Operating lease assets	359.8	382.9
Property, equipment and software, net	804.9	845.3
Goodwill and intangible assets	2,875.3	2,917.0
Other assets	573.2	611.0
Total assets	16,148.9	14,341.8
Deferred compensation liabilities	1,255.4	1,176.8
Total other liabilities, includes $554.4 million at September 30, 2026 and $21.3 million at December 31, 2025, from consolidated investment products	2,280.9	1,111.8
Non-controlling interests(1)	1,242.1	1,193.1
Stockholders' equity attributable to T. Rowe Price Group, Inc., 213.3 common shares outstanding at September 30, 2026 and 218.6 common shares outstanding at December 31, 2025	$11,370.5	$10,860.1
(1) This includes both redeemable and non-redeemable non-controlling interest in consolidated entities.

The following tables detail changes in the firm's investments in affiliated private investment funds - carried interest and non-controlling interest in consolidated entities.

Investments in affiliated private investment funds - carried interest	Three months ended			Nine months ended
(in millions)	9/30/2026	9/30/2025	6/30/2026	9/30/2026	9/30/2025
Balance at beginning of period	$381.1	$371.3	$377.4	$390.3	$426.9
Capital allocation-based income:
Change in accrued carried interest	63.1	56.2	15.2	109.6	101.9
Acquisition-related amortization and impairments	(3.2)	(14.2)	(3.3)	(9.7)	(61.5)
Net distributions	(0.1)	(0.2)	(8.2)	(49.3)	(54.2)
Balance at end of period	$440.9	$413.1	$381.1	$440.9	$413.1

Non-controlling interests (NCI) in consolidated entities	Three months ended			Nine months ended
(in millions)	9/30/2026	9/30/2025	6/30/2026	9/30/2026	9/30/2025
Balance at beginning of period	$161.0	$153.3	$157.6	$157.1	$160.7
Capital allocation-based income compensation:
Change in accrued carried interest compensation	24.6	22.6	8.3	45.8	39.8
Acquisition-related amortization and impairments	(1.5)	(5.8)	(1.5)	(4.5)	(24.9)
Net contributions (distributions)	0.6	(0.1)	(3.4)	(13.7)	(5.6)
Balance at end of period	$184.7	$170.0	$161.0	$184.7	$170.0

Non-GAAP Information and Reconciliation

The firm believes the non-GAAP financial measures below provide relevant and meaningful information to investors about its core operating results. These measures have been established to increase transparency in evaluating the firm's core business, comparing current results with prior-period results, and making more meaningful comparisons with industry peers. However, non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP and may be calculated differently by other companies.

The following schedules reconcile U.S. GAAP financial measures to non-GAAP financial measures for the three months ended September 30, 2026 and 2025 and June 30, 2026.

	Three months ended 9/30/2026
(in millions, except per-share data)	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,235.1	$769.8	$17.6	$190.3	$612.3	$2.79
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	1.5	1.7	—	0.5	1.2	0.01
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.2)	14.2	—	4.3	9.9	0.04
Intangible assets amortization and impairments(1)	(15.0)	15.0	—	4.5	10.5	0.05
Total acquisition-related	(27.7)	30.9	—	9.3	21.6	0.10
Deferred compensation liabilities(2) (Compensation and related costs)	(1.5)	1.5	4.4	1.8	4.1	0.02
Restructuring charge(3)	(4.0)	4.0	—	1.2	2.8	—
Consolidated investment products(4)	(1.8)	3.0	18.0	1.7	4.1	0.02
Other non-operating income(5)	—	—	(22.0)	(6.6)	(15.4)	(0.07)
Adjusted Basis	$1,200.1	$809.2	$18.0	$197.7	$629.5	$2.86

	Three months ended 9/30/2025
(in millions, except per-share data)	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,250.3	$643.2	$238.4	$195.1	$646.1	$2.87
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	5.8	8.4	—	1.2	7.2	0.03
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.2)	14.2	—	2.1	12.1	0.05
Intangible assets amortization and impairments(1)	(26.8)	26.8	—	3.9	22.9	0.10
Total acquisition-related	(35.2)	49.4	—	7.2	42.2	0.18
Deferred compensation liabilities(2) (Compensation and related costs)	(50.8)	50.8	(53.0)	(0.3)	(1.9)	(0.01)
Restructuring charge(3)	(28.5)	28.5	—	4.2	24.3	0.11
Consolidated investment products(4)	(1.4)	2.2	(72.6)	(4.4)	(25.6)	(0.11)
Other non-operating income(5)	—	—	(62.6)	(9.2)	(53.4)	(0.23)
Adjusted Basis	$1,134.4	$774.1	$50.2	$192.6	$631.7	$2.81

	Three months ended 6/30/2026
(in millions, except per-share data)	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,366.9	$540.5	$369.1	$214.2	$632.0	$2.88
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	1.5	1.8	—	0.4	1.4	—
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.2)	14.2	—	3.5	10.7	0.05
Intangible assets amortization and impairments(1)	(16.5)	16.5	—	4.0	12.5	0.06
Total acquisition-related	(29.2)	32.5	—	7.9	24.6	0.11
Deferred compensation liabilities(2) (Compensation and related costs)	(126.5)	126.5	(133.7)	(1.7)	(5.5)	(0.03)
Restructuring charge(3)	(6.7)	6.7	—	2.1	4.6	0.02
Consolidated investment products(4)	(1.3)	2.9	(132.6)	(24.2)	(42.1)	(0.19)
Other non-operating income(5)	—	—	(64.3)	(15.7)	(48.6)	(0.22)
Adjusted Basis	$1,203.2	$709.1	$38.5	$182.6	$565.0	$2.57

The following schedules reconcile certain U.S. GAAP financial measures for the nine months ended September 30, 2026 and 2025.

	Nine months ended 9/30/2026
(in millions, except per-share data)	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$3,778.5	$1,990.8	$338.4	$552.6	$1,742.5	$7.89
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	4.5	5.2	—	1.4	3.8	0.02
Acquisition-related retention arrangements(1) (Compensation and related costs)	(42.6)	42.6	—	12.0	30.6	0.14
Intangible assets amortization and impairments(1)	(49.5)	49.5	—	13.8	35.7	0.16
Total acquisition-related	(87.6)	97.3	—	27.2	70.1	0.32
Deferred compensation liabilities(2) (Compensation and related costs)	(107.0)	107.0	(96.7)	3.6	6.7	0.03
Restructuring charge(3)	(20.7)	20.7	—	6.3	14.4	0.06
Consolidated investment products(4)	(4.7)	8.6	(73.2)	(13.6)	(16.9)	(0.08)
Other non-operating income(5)	—	—	(81.1)	(20.8)	(60.3)	(0.27)
Adjusted Basis	$3,558.5	$2,224.4	$87.4	$555.3	$1,756.5	$7.95

	Nine months ended 9/30/2025
(in millions, except per-share data)	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$3,662.9	$1,717.8	$544.6	$514.7	$1,641.8	$7.25
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	24.9	36.6	—	7.7	28.9	0.13
Acquisition-related retention arrangements(1) (Compensation and related costs)	(42.5)	42.5	—	8.3	34.2	0.15
Intangible assets amortization and impairments(1)	(86.7)	86.7	—	17.1	69.6	0.31
Total acquisition-related	(104.3)	165.8	—	33.1	132.7	0.59
Deferred compensation liabilities(2) (Compensation and related costs)	(109.9)	109.9	(112.8)	(0.6)	(2.3)	(0.01)
Restructuring charge(3)	(28.5)	28.5	—	4.2	24.3	0.11
Consolidated investment products(4)	(3.5)	7.1	(183.1)	(16.0)	(54.1)	(0.24)
Other non-operating income(5)	—	—	(115.9)	(21.3)	(94.6)	(0.42)
Adjusted Basis	$3,416.7	$2,029.1	$132.8	$514.1	$1,647.8	$7.28

(1)    These non-GAAP adjustments remove the impact of acquisition-related amortization of intangible assets, amortization of acquired investment and non-controlling interest basis differences and amortization of compensation-related arrangements. The firm believes adjusting for these charges helps the reader's ability to understand core operating results and increases comparability period to period.

(2)    This non-GAAP adjustment eliminates the compensation expense impact from market valuation changes in deferred compensation liabilities, including the supplemental savings plan and restricted fund units, and the related net gains (losses) on investments used as economic hedges against the related liabilities. The liabilities are adjusted based on the performance of hypothetical investments selected by participants. The firm uses investment products to economically hedge the market risk associated with the supplemental savings plan liability and the expected settlement value of unvested restricted fund units. The firm believes it is useful to offset the non-operating investment income (loss) of the hedges against the related compensation expense and remove the net impact to help the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(3)    This non‑GAAP adjustment removes the impact of actions taken as part of the firm’s broad, ongoing plan to reduce expense growth and realign resources to invest in existing and future capabilities. The firm believes this adjustment helps the reader’s ability to understand the firm's core operating results and increases comparability period to period.

(4)    This non-GAAP adjustment removes the impact of the consolidated investment products by adding back their operating expenses and subtracting their investment income. The operating expense adjustment represents their operating expenses net of related investment advisory and administrative fees. The adjustment to net income attributable to T. Rowe Price Group, Inc. represents the consolidated investment products' net income, net of redeemable non-controlling interests. The firm believes this adjustment helps the reader’s ability to understand core operating results and increases comparability period to period.

(5)    This non-GAAP adjustment removes non-operating income (loss) earned on those investments that are not economic hedges for the deferred compensation liabilities and are not part of the cash and discretionary investment portfolio. The firm retains gains from cash and discretionary investments in non-GAAP measures, as they are considered part of the firm's core operations. The firm believes adjusting for the remaining non-operating income (loss) helps the reader’s ability to understand the firm's core operating results and increases comparability period to period. Additionally, the firm does not emphasize this portion of non-operating income (loss) when assessing the firm's performance.

(6)    The income tax impacts were calculated in order to achieve an overall year-to-date non-GAAP effective income tax rate of 24.0% in 2026 and 23.8% in 2025. As such, the non-GAAP effective income tax rate for the third quarter was 23.9% in 2026 and 23.4% in 2025.

(7)    This non-GAAP measure was calculated by applying the two-class method to adjusted net income attributable to T. Rowe Price Group, Inc. divided by the weighted-average common shares outstanding assuming dilution. The calculation of adjusted net income allocated to common stockholders is as follows:

	Three months ended			Nine months ended
(in millions)	9/30/2026	9/30/2025	6/30/2026	9/30/2026	9/30/2025
Adjusted net income attributable to T. Rowe Price, Inc.	$629.5	$631.7	$565.0	$1,756.5	$1,647.8
Less: adjusted net income allocated to outstanding restricted stock and stock unit holders	17.6	14.3	14.2	45.9	39.7
Adjusted net income allocated to common stockholders	$611.9	$617.4	$550.8	$1,710.6	$1,608.1